UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2017

INVESTVIEW, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

12 South 400 West
Salt Lake City, Utah		84101
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		888-217-8720

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 13, 2017, InvestView, Inc., entered into three material definitive agreements:

The first is a Product Contribution Agreement with Priam Technologies, Inc., a Seychelles international business company. Under the terms of that agreement, Priam will arrange for InvestView to enter into a license agreement with Binnacle Research Marketing, Inc., for the rights to a software program used in the foreign currency exchange market under the name Multiplier 2.0 or “Ryze” for use in the direct sales market. In consideration, InvestView will grant to Priam 25,000,000 shares of InvestView’s common stock upon execution of the agreement, with earn-out provisions for an additional 150,000,000 shares.

The second is the Exclusive License Agreement with Binnacle Research Marketing, Inc., under which Investview will actually license the Ryze technology. Upon execution of the agreement, InvestView will grant to Binnacle 20,000,000 shares of its common stock, with earn-out provisions for another 20,000,000 shares.

The third agreement is a Product Contribution Agreement under which InvestView will acquire from WestMyn Technology Services, Inc., a Delaware corporation, the right to lease certain hardware and firmware to be used in mining cryptocurrencies. Under the terms of that agreement, Investview will issue 40,000,000 shares upon execution, with WestMyn to receive up to another 85,000,000 shares under certain earn-out provisions.

Although Priam, Binnacle, and WestMyn are affiliates of each other, they are not affiliates of InvestView, and these agreements were the result of arm’s-length negotiations between InvestView and each of the entities.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above. In each instance, the shares were issued as the result of arm’s-length negotiations directly with the recipient in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location
Item 10	Miscellaneous
10.30	Product Contribution Agreement between InvestView, Inc., and Priam Technologies, Inc., entered November 13, 2017	Attached

10.31	Exclusive License Agreement between InvestView, Inc., and Binnacle Research Marketing, Inc., entered November 13, 2017	Attached

10.32	Product Contribution Agreement between InvestView, Inc., and WestMyn Technology Services, Inc., entered November 13, 2017	Attached

*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: November 15, 2017	By:	/s/ William Kosoff
William Kosoff
Acting Chief Financial Officer

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